Exhibit 99


NEWS RELEASE
                                  FOR:        AMERICAN WHITE CROSS, INC.

                                  CONTACT:    Scott Vertrees
                                              Vice Chairman
                                              (714) 248-8900

                                              Thomas Rallo
                                              Senior Vice President,
                                              Finance and Administration
                                              (860) 779-4110

FOR IMMEDIATE RELEASE             IR CONTACT: June Filingeri/
                                              Melissa Garelick
                                  PRESS:      Leslie Feldman/Suzanne Miller
                                              Morgen-Walke Associates
                                              (212) 850-5600


           AMERICAN WHITE CROSS, INC. BEGINS TRADING
                   ON NASDAQ SMALLCAP MARKET


          DAYVILLE, CT., September 4, 1996 -- American White Cross, Inc. (Nasdaq:AWCIQ) reported today that the Company's shares have begun trading on Nasdaq Smallcap Market under the ticker symbol AWCIQ. Previously, the shares were traded on the Nasdaq National Market under the same symbol. The change was made because the Company does not currently meet the minimum bid price requirement of the National Market.

          American White Cross, Inc. manufactures and markets a wide variety of health and personal care products including adhesive bandages, cotton swabs, cosmetic cotton products and first aid kits.